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                                                                    EXHIBIT 23.6


                          CONSENT OF ANDREWS KURTH LLP

                                   May 6, 2004

Enterprise Products Partners, L.P.
2727 North Loop West
Houston, Texas 77008-1037

         Re: Registration Statement on Form S-4 (the "Registration Statement") filed by Enterprise Products Partners, L.P. on the date hereof (Registration No. 333- ___ )

Ladies and Gentlemen:

         We hereby consent to the use of our name in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                                Very truly yours,



                                                /s/ ANDREWS KURTH LLP